UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2008

Date of Report (Date of earliest event reported)

WORLDSTAR ENERGY, CORP.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-27229 (Commission File Number)	88-0409163 (IRS Employer Identification No.)

Rm 803, 8/F, Jubilee Centre No. 42 Gloucester Road Wanchai, Hong Kong, China (Address of principal executive offices)	N/A (Zip Code)

(852) 2790-5157
Registrant's telephone number, including area code

1177 West Hastings Street, Suite 1901
Vancouver, British Columbia, Canada V6E 2K3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
2.01	Completion of Acquisition or Disposition of Assets
9.01	Financial Statements and Exhibits

SECTION 2 - FINANCIAL INFORMATION

Item 2.01     Completion of Acquisition or Disposition of Assets

As previously disclosed in its Current Report on Form 8 K filed with the SEC on August 27, 2007, in August 2007, WorldStar Energy, Corp. ("WorldStar") completed the acquisition of all of the issued and outstanding shares of National Base Investment Limited ("National Base"), a company incorporated pursuant to the laws of the British Virgin Islands, from Jewel Star Group Limited ("Jewel"). The acquisition was completed in accordance with a share purchase agreement dated February 12, 2007 (the "Share Purchase Agreement") among WorldStar, Jewel and National Base. At the time of the acquisition, National Base owned interests in 50 mineral exploration licenses in Mongolia.

National Base owns 98% of Bulgan Gold Investment Ltd. ("BGI"), a Hong Kong corporation, which in turn owns 52% of Bulgan Gold (HK) Limited ("BGHK"). The other 48% of BGHK shares are owned by a Hong Kong businessman as to 18% and a Mongolian businessman as to 30%. BGHK owns 100% of Bulgan Gold LLC ("BGL"), a Mongolian corporation. BGL owned the 50 mineral exploration licenses over properties in Mongolia.

The Mongolian licenses covered an aggregate of some 817,000 hectares (8,200 square kilometers) of lands believed to be prospective for base and precious minerals based on certain data gathered during the Soviet era in the 1960s and 1970s, and subsequently into the late 1990s. The properties contained no known reserves of any type of minerals. At the time of WorldStar's acquisition of National Base, WorldStar's plan was to organize the Mongolian licenses and prioritize exploration targets, as exploration work was required to further delineate and expand the known mineralization on the properties. As well, prospecting work and database reviews of other historical work were to be undertaken.

WorldStar was unable to secure sufficient financing to commence its planned exploration activities on the properties covered by the Mongolian licenses. As a result, during the year ended March 31, 2009, WorldStar was forced to cease operations in Mongolia, and it was unable to maintain its interests in the Mineral Exploration License Certificates issued by the Minerals and Petroleum Authority of Mongolia. Accordingly, the exploration rights represented by the Mongolian licenses were forfeited, the Company wrote off the remaining book value of $7,252,340 as of March 31, 2008, and it became a "shell" company as defined in Rule 12b-2 of the Exchange Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(d)     Exhibits.
Exhibit Number	Description of Exhibit
99.1	Press Release dated July 12, 2011.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WORLDSTAR ENERGY, CORP.
Date: July 12, 2011	By: /s/ Rudijanto Azali Rudijanto Azali President